Exhibit 10.9

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is entered into as of October__, 2007 by and among LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent for the Creditor Parties (as defined below) (the “Pledgee”), GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the “Company”), and each of the undersigned parties, other than the Agent (the Company and each such other undersigned party, a “Pledgor” and collectively, the “Pledgors”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Purchase Agreement”) by and among the Company, the purchasers from time to time party thereto (the “Purchasers”) and the Agent (the Purchasers and the Agent, together, the “Creditor Parties”), the Related Agreements (as defined in the Purchase Agreement) and all other documents, instruments and agreements executed in connection therewith (the Purchase Agreement, Related Agreements and all such other documents, instruments and agreements, collectively, the “Documents”), the Creditor Parties have agreed to extend certain financial accommodations to the Company for its benefit and the benefit of certain of its subsidiaries.

WHEREAS, it is a condition precedent to the effectiveness of the Purchase Agreement and the obligations of the Creditor Parties thereunder that each Pledgor shall have executed and delivered this Agreement to Agent in favor of the Creditor Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Related Agreements, as applicable.

2.  Pledge and Grant of Security Interest.  To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined below), each Pledgor hereby pledges and assigns to Agent, for the ratable benefit of the Creditor Parties, and grants to Agent, for the ratable benefit of the Creditor Parties, a security interest (the “Security Interest”) in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)  Equity Interests.  100% of each class of the issued and outstanding stock and/or membership interests, as applicable, owned by each Pledgor of each Subsidiary set forth on Schedule 1 attached hereto together with the certificates or other agreements or instruments, if any, representing such stock and/or membership interests, and all options and other rights, contractual or otherwise, with respect thereto (together with the shares of stock and membership interests and/or proceeds described in Sections 2(b) and 2(c) below, the “Equity Interests”), including, but not limited to, the following:

(i)  all shares or securities representing a dividend on any of the Equity Interests, or representing a distribution or return of capital upon or in respect of the Equity Interests, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Equity Interests; and

(ii)  without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under any Document, in the event of any consolidation or merger involving the issuer of any Equity Interests and in which such issuer is not the surviving entity, all shares of each class of the stock of the successor entity formed by or resulting from such consolidation or merger.

(b)  Additional Interests.  100% of each class of the issued and outstanding stock and/or membership interests owned by each Pledgor of any Person which hereafter becomes a Subsidiary, including, without limitation, the certificates, if any, representing such stock and/or membership interests.

(c)  Proceeds.  All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that each Pledgor may from time to time hereafter deliver additional shares of stock and/or membership interests, as applicable, to Agent, for the ratable benefit of the Creditor Parties as collateral security for the Secured Obligations.  Upon delivery to Agent, such additional shares of stock and/or membership interests shall be deemed to be part of the Collateral and shall be subject to the terms of this Agreement whether or not Schedule 1 is amended to refer to such additional shares or membership interests.

3.  Security for Secured Obligations.  The security interest created hereby in the Collateral of each Pledgor constitutes continuing collateral security for the Secured Obligations.  The term “Secured Obligations” shall mean:  (a) the obligations owing to the Creditor Parties under the Documents and (b) all other obligations and liabilities of each Pledgor to the Creditor Parties whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Secured Obligations, or of any instrument evidencing any of the Secured Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against any Pledgor under Title 11, United States Code, including, without limitation, obligations of a Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Secured Obligations but for the commencement of such case).

4.  Delivery of the Collateral.  Each Pledgor hereby agrees that:

(a)  Delivery of Certificates.  Each Pledgor shall deliver to Agent or its designee (i) simultaneously with or prior to execution and delivery of this Agreement, all certificates representing Equity Interests of GEM Mobile Treatment Services, Inc. and (ii) promptly upon the receipt thereof by or on behalf of each Pledgor, all other certificates and instruments constituting the Collateral.  Prior to delivery to Agent or its designee, all such certificates and instruments constituting the Collateral shall be held in trust by each Pledgor for the benefit of the Creditor Parties pursuant hereto.  All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

(b)  Additional Securities.  If any Pledgor shall receive by virtue of its being or having been the owner of any Collateral, any (i) stock certificate, membership certificate or other certificate representing stock or a membership interest, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Creditor Parties, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to Agent, for the ratable benefit of the Creditor Parties, or the Agent’s designee, in the exact form received together with any necessary endorsement and/or appropriate stock power or membership interest power, as applicable, duly executed in blank, substantially in the form provided in Schedule 2, to be held by Agent or its designee, as applicable, as Collateral and as further collateral security for the Secured Obligations.

(c)  Financing Statements.  Each Pledgor authorizes Agent to file such UCC (as defined in Section 5(b) below) or other applicable financing statements as may be reasonably requested by Agent in order to perfect and protect the Security Interest created hereby in the Collateral.

5.  Representations and Warranties.  Each Pledgor hereby represents and warrants to the Creditor Parties, that until such time as all of the Secured Obligations shall be indefeasibly paid in full:

(a)  Authorization of the Equity Interests.  The Equity Interests set forth on Schedule 1 hereto are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.  All other shares of stock or membership interests constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

(b)  Title.  Each Pledgor has good and indefeasible title to the Collateral and will at all times be the legal and beneficial owner of such Collateral free and clear of any attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Liens”), except Liens securing the Secured Obligations and Liens securing obligations to Laurus Master Fund, Ltd. (“Laurus”) and Valens US SPV I, LLC (“Valens US” and together with Laurus, the “Prior Secured Parties” and each, a “Prior Secured Party”).  Other than with respect to the Liens in favor of the Prior Secured Parties, there exists no “adverse claim” within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) with respect to the Equity Interests.

(c)  Exercising of Rights.  To the best of each Pledgor’s knowledge, other than with respect to agreements between any Pledgor and a Prior Secured Party, the exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its property.

(d)  Pledgor’s Authority.  No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Equity Interests is required either (i) for the pledges made by any Pledgor or for the granting of the security interests by any Pledgor pursuant to this Agreement or (ii) to the best of each Pledgor’s knowledge, for the exercise by the Agent of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e)  Security Interest/Priority.  This Agreement creates a valid security interest in favor of Agent, for the ratable benefit of the Creditor Parties, in the Collateral.  The taking possession by Agent of the certificates, if any, representing the Equity Interests and all other certificates and instruments constituting Collateral and/or the execution and delivery of a Control Agreement (as defined in Section 6(d) below) with regard to such uncertificated Equity Interests consisting of membership interests will perfect and establish the first priority of Agent’s security interest, for the ratable benefit of the Creditor Parties, in the Equity Interests and, when properly perfected by filing or registration, in all other Collateral represented by such Equity Interests and instruments securing the Secured Obligations.  Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

6.  Covenants.  Each Pledgor hereby covenants, that until such time as all of the Secured Obligations shall be indefeasibly paid in full, such Pledgor, shall:

(a)  Books and Records.  Mark its books and records (and shall cause each issuer of the Equity Interests of such Pledgor to mark its books and records) to reflect the security interest granted to Agent, for the ratable benefit of the Creditor Parties, pursuant to this Agreement and the other Documents.

(b)  Defense of Title.  Warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, other than Liens in favor of the Prior Secured Parties, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby and Liens in favor of the Prior Secured Parties.

(c)  Additional Equity Interests.  Not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of any issuer of such Equity Interests; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

(d)  Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Collateral (including without limitation any and all action necessary to satisfy Agent that Agent, for the ratable benefit of the Creditor Parties, has obtained a perfected Security Interest in any stock and/or membership interest); (ii) enable Agent, as agent for the Creditor Parties, to exercise and enforce its rights and remedies hereunder in respect of the Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by Agent, (A) delivering to Agent irrevocable proxies in respect of the Collateral, which irrevocable proxies will be strictly and only for the purpose of allowing Agent to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent, as agent for the Creditor Parties, to exercise and enforce its rights and remedies hereunder with respect to the Collateral and (B) executing and delivering, and causing the issuer of such Equity Interests to execute and deliver, a limited liability company or a limited partnership control agreement (“Control Agreement”) in form and substance satisfactory to Agent.

(e)  Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Collateral other than pursuant hereto, including, without limitation, any amendment that would (i) impair the Collateral or adversely affect in any respect the rights, privileges, benefits and security interests provided to or intended to be provided to Agent, for the ratable benefit of the Creditor Parties, under this Agreement, other than Liens in favor of the Prior Secured Parties, or (ii) that in any way adversely affects the perfection of the Security Interest of Agent, for the ratable benefit of the Creditor Parties, in the Collateral, including, without limitation, any amendment electing to no longer treat any membership interest as a security under Section 8-103 of the UCC, or any election to turn any previously certificated membership interest into an uncertificated membership interest.

(f)  Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Collateral.

7.  Advances by the Agent.  Upon the occurrence and during the continuance of an Event of Default (as defined below), Agent may, at its sole option and in its sole discretion, perform the covenants and agreements of the Pledgors set forth herein, and in so doing, may expend such sums as Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Creditor Parties may make for the protection of the Collateral or which it may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the applicable Pledgor(s) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Contract Rate for the Notes.  No such performance of any covenant or agreement by the Creditor Parties on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve any Pledgor of any default under the terms of this Agreement or the other Documents.  The Creditor Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.  Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)  An “Event of Default” under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

(b)  Any Pledgor shall default in the performance of any of its obligations under any agreement between such Pledgor and Agent and/or the Creditor Parties, including, without limitation, this Agreement, and such default shall not be cured during any applicable cure period;

(c)  Any representation or warranty of any Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d)  Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim or a Lien (other than by Agent, for the ratable benefit of the Creditor Parties, or the Prior Secured Parties) or a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

(e)  Any Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

9.  Remedies.

(a)  General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, Agent shall have, in respect of the Collateral, in addition to the rights and remedies provided herein, in the Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b)  Transfer and Sale of Collateral.  Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, Agent may in such event, bid for the purchase of such securities.  Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor at the address set forth below such Pledgor’s signature block hereto at least ten (10) days before the time of such sale.  Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)  Private Sale.  Upon the occurrence of an Event of Default and during the continuation thereof, each Pledgor recognizes that Agent may deem it impracticable to effect a public sale of all or any part of the Equity Interests or any of the securities constituting the Collateral and that Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.  Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and Agent may, in such event, bid for the purchase of such securities.

(d)  Retention of Collateral.  In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until Agent shall have provided such notices, however, Agent shall not be deemed to have retained the Collateral in satisfaction of any Secured Obligations for any reason.

(e)  Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Agent, for the ratable benefit of the Creditor Parties, is legally entitled, the Pledgors shall remain liable for the deficiency, together with interest thereon at the Contract Rate for the Notes, together with the costs of collection and the reasonable fees of any attorneys employed by Agent to collect such deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the appropriate party in accordance with Section 9-615 of the UCC.

10.  Rights of Agent.

(a)  Power of Attorney.  In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints Agent, and each of its designees or agents as attorney-in-fact of each such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)  to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as Agent may reasonably determine;

(ii)  to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)  to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Agent may deem reasonably appropriate;

(iv)  to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(v)  to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Agent or as Agent shall direct;

(vi)  to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(vii)  to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(viii)  to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem reasonably appropriate;

(ix)  to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein and therein;

(x)  to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as Agent may determine;

(xi)  to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Equity Interests into the name of Agent, for the ratable benefit of the Creditor Parties, or into the name of any transferee to whom the Equity Interests or any part thereof may be sold pursuant to Section 9 hereof; and

(xii)  to do and perform all such other acts and things as Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all of the Secured Obligations have been indefeasibly paid in full.  Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Agent, for the ratable benefit of the Creditor Parties, in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on Agent solely to protect, preserve and realize upon its security interest in Collateral.

(b)  Performance by Agent of the Pledgors’ Obligations.  If a Pledgor fails to perform any agreement or obligation contained herein, Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be payable by the applicable Pledgor pursuant to Section 7 hereof.

(c)  Assignment by Creditor Parties.  Any Creditor Party may, from time to time, in accordance with the Purchase Agreement, assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of such Creditor Party under this Agreement in relation thereto.

(d)  Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Agent hereunder, Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor, as applicable, shall be responsible for preservation of all rights in the Collateral, and Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the applicable Pledgor.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Person in the industry, it being understood that Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

(e)  Voting Rights in Respect of the Collateral.

(i)  So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Document; and

(ii)  Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to clause (i) of this subsection (e) shall cease and all such rights shall thereupon become vested in Agent, as agent for the Creditor Parties, or the Agent’s designee, which shall then have the sole right to exercise such voting and other consensual rights.

(f)  Dividend Rights in Respect of the Collateral.

(i)  So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and other distributions (other than dividends and other distributions constituting Collateral which are addressed hereinabove) or interest paid in respect of the Collateral to the extent they are allowed under the Documents.

(ii)  Upon the occurrence and during the continuance of an Event of Default:

(A)  all rights of each Pledgor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in Agent, for the ratable benefit of the Creditor Parties, or Agent’s designee, which shall then have the sole right to receive and hold such dividends, other distributions and interest payments as Collateral; and

(B)  all dividends and interest payments which are received by a Pledgor contrary to the provisions of paragraph (A) of this clause shall be received in trust for the benefit of Agent, for the ratable benefit of the Creditor Parties, or the Agent’s designee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to Agent or its designee as Collateral in the exact form received, to be held by Agent or its designee as Collateral and as further collateral security for the Secured Obligations.

(g)  Release of Collateral.  Agent may release any of the Collateral from this Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a lien on all Collateral not expressly released or substituted.

11.  Application of Proceeds.  Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Collateral, when received by Agent in cash or its equivalent, will be applied as follows:  first, to all reasonable costs and expenses of Agent and the Creditor Parties (including without limitation reasonable attorneys’ fees and expenses) incurred in connection with the implementation and/or enforcement of this Agreement and/or any of the other Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.  The Pledgors shall remain liable to the Creditor Parties for any deficiency.

12.  Costs of Counsel.  If at any time hereafter, whether upon the occurrence of an Event of Default or not, Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then each Pledgor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

13.  Continuing Agreement.

(a)  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until such time as all Secured Obligations have been indefeasibly paid in full.  Upon such payment and termination, this Agreement shall be automatically terminated, the security interest in the Collateral shall be deemed released, and Agent shall, promptly (i) at the expense of the applicable Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by such Pledgor evidencing such termination and (ii) return, or cause to be returned, all certificates representing the Equity Interests to the Pledgors.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b)  This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Agent in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14.  Amendments; Waivers; Modifications.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except in writing by all parties hereto.

15.  Successors in Interest.  This Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent, for the ratable benefit of the Creditor Parties, and its successors and permitted assigns; provided, however, that no Pledgor may assign its rights or delegate its duties hereunder without the prior written consent of Agent.  To the fullest extent permitted by law, each Pledgor hereby releases Agent, the Creditor Parties and their successors and permitted assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of Agent, or its officers, employees or agents.

16.  Notices.  All notices from the Agent to any Pledgor shall be sufficiently given if mailed or delivered to the address of such Pledgor set forth below such Pledgor’s signature block hereto.

17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

18.  Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement

19.  Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  THE REFERENCES TO CERTAIN PROVISIONS OF CALIFORNIA LAW CONTAINED HEREIN ARE MADE ONLY TO THE EXTENT THAT CALIFORNIA LAW IS REQUIRED TO BE APPLIED DESPITE THE EXPRESSED INTENTION OF THE UNDERSIGNED AND CREDITOR PARTIES THAT NEW YORK LAW GOVERNS THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.  EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR, ON THE ONE HAND, AND AGENT AND CREDITOR PARTIES, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT AGENT AND EACH PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHERPROVIDED, THAT, TO THE EXTENT NECESSARY TO EXERCISE ANY RIGHTS OR REMEDIES THE HOLDER HAS WITH RESPECT TO COLLATERAL LOCATED IN ANOTHER JURISDICTION, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT AND/OR ANY CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER SUCH JURISDICTION, TO REALIZE ON THE COLLATERAL OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND/OR SUCH CREDITOR PARTY.  EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO EACH PLEDGOR AT THE ADDRESS SET FORTH BELOW SUCH PLEDGOR’S SIGNATURE BLOCK HERETO, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)  THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT, ANY CREDITOR PARTY, AND/OR ANY PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

20.  Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21.  Entirety.  This Agreement and the other Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the  Documents or the transactions contemplated herein and therein.

22.  Survival.  All representations and warranties of each Pledgor hereunder shall survive the execution and delivery of this Agreement and the other Documents.

23.  Other Security.

(a)  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by any Pledgor), or are guaranteed, endorsed or secured by property of any other Person, then Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and Agent has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Agent’s rights, for the ratable benefit of the Creditor Parties, or the Secured Obligations under this Agreement or under any other of the Documents.

(b)  To the full extent permitted by applicable law, each Pledgor hereby waives (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement, the Purchase Agreement and the Related Agreements or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and guaranties at any time held by the Agent on which such Pledgor may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard; (ii) all rights to notice and a hearing prior to the Agent’s taking possession or control of, or to the Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption laws.  Each Pledgor acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Purchase Agreement, the Related Agreements and the transactions evidenced hereby and thereby.

(c)  Each Pledgor consents and agrees that, without notice to or by such Pledgor and without affecting or impairing in any way the obligations or liability of such Pledgor hereunder, the Agent may, from time to time, exercise any right or remedy it may have with respect to any or all of the Secured Obligations or any property securing any or all of the Secured Obligations or any guaranty thereof, including without limitation, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and each Pledgor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of such Pledgor's rights, including without limitation, any destruction of such Pledgor's right of subrogation against the Company and any destruction of such Pledgor's right of contribution or other right against any other Pledgor or guarantor of any or all of the Secured Obligations or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise.  Each Pledgor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties, pledgors or guarantors including, without limitation:  (i) any right to require the Agent to proceed against any of the other Pledgors or guarantors or any other person or to proceed against or exhaust any security held by the Agent at any time or to pursue any other remedy in the Agent’s power before proceeding against such Pledgor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any of the Secured Obligations; (iii) demand, presentment, protest and notice of any kind including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any of the undersigned, the Agent or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Agent as collateral or in connection with the Secured Obligations; (iv) any defense based upon any statute or rule of law which provides that the obligation of a surety or pledgor must be neither larger in amount nor in other respects more burdensome than that of the principal; and (v) any duty on the part of the Agent to disclose to the Pledgor any facts the Agent may now or hereafter know about the Company or any other Pledgor or guarantor, regardless of whether the Agent has reason to believe that any such facts materially increase the risk beyond that which any of the undersigned intends to assume, or has reason to believe that such facts are unknown to any of the undersigned, or has a reasonable opportunity to communicate such facts to any of the undersigned, because the undersigned acknowledges that they are fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment of any obligations of them.  Without limiting the generality of the foregoing, each Pledgor hereby expressly waives any and all benefits which might otherwise be available to such Pledgor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2855 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726.  Further, to the fullest extent permitted by applicable law, including, but not limited to, Section 2856 of the California Civil Code, each Pledgor hereby waives all of the following:  (1) any and all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such Pledgor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code; (2) any and all rights or defenses such Pledgor may have in respect of its obligations as a pledgor or surety by reason of any election of remedies by the Agent; and (3) any and all rights and defenses that it may have because the Secured Obligations are secured by real property.  This means, among other things:  (a) the Agent may collect from and/or pursue its rights against any of the undersigned without first foreclosing on any real or personal property collateral pledged by Company, any Pledgor or any guarantor; and (b) if the Agent forecloses on any real property collateral pledged by Company, any Pledgor or any guarantor:  (i) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) the Agent may collect from and/or pursue its rights against any of the undersigned even if the Agent, by foreclosing on such real property collateral, has destroyed any right any of the undersigned may have to collect from the Company, any Pledgor or any guarantor.  This is an unconditional and irrevocable waiver of any rights and defenses the undersigned may have because the Secured Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[Remainder of page intentionally left blank.]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation

By:
Name
Title
Address: 3191 Temple Ave., Suite 250
Pomona, CA 91768
Attn: Chief Financial Officer
Facsimile No.: 909-444-9900

GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation

By:
Name
Title
Address: 3191 Temple Ave., Suite 250
Pomona, CA 91768
Attn: Chief Financial Officer
Facsimile No.: 909-444-9900

LV ADMINISTRATIVE SERVICS, INC., as Agent

By:
Name
Title

SCHEDULE 1

to

Equity Pledge Agreement

Dated as of October __, 2007

In favor of Agent, for the ratable benefit of the Creditor Parties

Stock / Membership Interests Owned by Pledgor

Owner	Issuer	Number of Shares/Interests	Certificate Number	Percentage Ownership

General Environmental Management, Inc., a Nevada corporation	General Environmental Management, Inc., a Delaware corporation	1,000	120	100%

General Environmental Management, Inc., a Delaware corporation	General Environmental Management of Rancho Cordova, LLC	1	1	100%

General Environmental Management, Inc., a Delaware corporation	GEM Mobile Treatment Services, Inc.	1,000,000	1	100%

SCHEDULE 2

to

Equity Pledge Agreement

Dated as of October __, 2007

In favor of Agent, for the ratable benefit of the Creditor Parties

[Irrevocable Stock Power] [Membership Interest Power]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following [shares of stock/membership interest] of ___________________, a ____________:

No. of [Shares] [Units]	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such [stock/membership interests] and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.  The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the [certificate of incorporation/articles of organization] or [bylaws/operating agreement] of the subject [corporation/limited liability company], to the extent they may from time to time exist.

a ______________

By:
Name
Title